Exhibit (h)(xxiv)

Amendment No. 3 to
Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
The Pruco Life Insurance Company
The Pruco Life Insurance Company of New Jersey
Pruco Securities LLC
The Prudential Insurance Company of America
Prudential Investment Management Services LLC
Prudential Annuities Distributors, Inc.
Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), The Pruco Life Insurance Company, The Pruco Life Insurance Company of New Jersey and The Prudential Insurance Company of America (together the “Company” or “you”), and Prudential Investment Management Services LLC, Prudential Annuities Distributors, Inc. and Pruco Securities LLC, your distributors, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated February 1, 2007, and subsequently amended June 5, 2007 and May 1, 2008 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).
Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.
A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedules B of the Agreement is deleted and replaced in its entirety with the Schedules B attached.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of December 21, 2012.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE
Only on behalf of each Portfolio	PRODUCTS TRUST
listed on Schedule C of the
Agreement	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By: /s/ Steven Kluever
Name: Steven Kluever
Title: Vice President

The Company:

THE PRUCO LIFE INSURANCE COMPANY
OF NEW JERSEY
By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Executive Vice President

THE PRUCO LIFE INSURANCE COMPANY

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Executive Vice President

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Executive Vice President

The Distributor :	PRUCO SECURITIES LLC

By: /s/ John G. Gordon
Name: John G. Gordon
Title: President

PRUDENTIAL INVESTMENT MANAGEMENT
SERVICES LLC
By: /s/ Peter Boland
Name: Peter Bolan
Title: COO

PRUDENTIAL ANNUITIES DISTRIBUTORS, INC.

By: /s/ Timothy S. Cronin
Name: Timothy S. Cronin
Title: Executive Vice President

Schedule B

Accounts of the Company

Name of Company Name of Account	SEC Registration Yes/No

The Pruco Life Insurance Company
Pruco Life Flexible Premium Variable Annuity Account	Yes

The Pruco Life Insurance Company of New Jersey
Pruco Life of New Jersey Flexible Premium Variable Annuity Account	Yes
Pruco Life of New Jersey Variable Appreciable Account	Yes
Pruco Life Variable Contract Account M	No
Pruco Life Variable Contract Account M-2	No
Pruco Life Variable Universal Account	Yes

The Prudential Insurance Company of America
Prudential Discovery Premier Group Variable Contract Account	Yes
Prudential Variable Contract Account GI-2	Yes
Prudential Variable Contract Account GI-100	No

4